UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

CURIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Maguire Road Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K and the exhibit attached hereto contain forward-looking statements of Curis, Inc. (“Curis,” “we” or the “Company”) that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Form 8-K and the attached exhibit are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about: the initiation, timing, progress and results of our preclinical studies and clinical trials; plans to develop and commercialize our drug candidates; the timing or likelihood of regulatory filings and approvals; our commercialization, marketing and manufacturing capabilities and strategy; the rate and degree of market acceptance and clinical utility of our products; developments and projections relating to our competitors and our industry; and the potential of CUDC-907, CA-170, CA-327, CA-4948, and any additional drug candidates that we may acquire in the future. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make due to a number of important factors. For example, we may experience adverse results, delays and/or failures in our drug development programs and may not be able to successfully advance the development of our drug candidates in the time frames we project, if at all. Our drug candidates may cause unexpected toxicities, fail to demonstrate sufficient safety and efficacy in clinical studies and/or may never achieve the requisite regulatory approvals needed for commercialization. Favorable results seen in preclinical studies and early clinical trials of our drug candidates may not be replicated in later trials. There can be no guarantee that the collaboration agreement with Aurigene will continue for its full term, that we or Aurigene will each maintain the financial and other resources necessary to continue financing our respective portion of the research, development and commercialization costs, or that we and Aurigene will successfully discover, develop or commercialize drug candidates under the collaboration. Regulatory authorities may determine to delay or restrict Genentech’s and/or Roche’s ability to continue to develop or commercialize Erivedge in BCC. Erivedge may not demonstrate sufficient or any activity to merit its further development in disease indications other than BCC. Competing drugs may be developed that are superior to Erivedge. We face risks relating to our wholly-owned subsidiary’s royalty-collateralized loan transaction, including the risk that it may not receive sufficient levels of royalty revenue from sales of Erivedge to satisfy the debt obligation or may otherwise lose its rights to royalties and royalty-related payments as a result of a foreclosure of the loan. We will require substantial additional capital to fund our business and such capital may not be available on reasonable terms, or at all. We face substantial competition and risks relating to potential adverse decisions made by the FDA and other regulatory authorities, investigational review boards, and publication review bodies. We may not obtain or maintain necessary patent protection and could become involved in expensive and time-consuming patent litigation and interference proceedings. Unstable market and economic conditions and unplanned expenses may adversely affect our financial condition and our ability to access the substantial additional capital needed to fund the growth of our business.

Important factors that may cause or contribute to such differences are discussed in the “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, and other periodic filings we make with the SEC.

The forward-looking statements included in this Current Report on Form 8-K and the exhibit attached hereto represent our views as of the date of this Form 8-K. We anticipate that subsequent events and developments will cause our views to change. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Form 8-K.

Item 8.01	Other Events

From time to time, we conduct meetings with third parties in which we utilize a corporate slide presentation. A copy of our current corporate slide presentation, dated June 2017, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	The exhibit to this Current Report on Form 8-K is listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURIS, INC.

Date: June 7, 2017	By:	/s/ James E. Dentzer
	Name:	James E. Dentzer
	Title:	Chief Financial Officer and Chief Administrative Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Slide Presentation, dated June 2017.